                                                                    EXHIBIT 3.29

                                THE STATE OF OHIO

                                    BOB TAFT

                               Secretary of State

                                     859067

                                   CERTIFICATE

IT IS HEREBY CERTIFIED that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AMD MIS INC of:

          BLUE CHIP BROADCAST COMPANY

                                        Recorded on Roll 5749 at Frame 1661   of
    UNITED STATES OF AMERICA            the Records of Incorporation and
         STATE OF OHIO                  Miscellaneous Filings.
OFFICE OF THE SECRETARY OF STATE

                                        Witness my hand and the seal of the
             [SEAL] Secretary of State at Columbus, Ohio, this 18TH day of FEB A.D. 1997.

                                        /s/ Bob Taft
                                        BOB TAFT
                                        Secretary of State

                 Prescribed by
                 BOB TAFT, Secretary of State                 Charter NO. 859067
[SEAL]           30 East Broad Street, 14th Floor             Approved  RB
                 Columbus Ohio 43266-0418                     Date 2/18/97
                                                              Fee  185.00
                                                              97021823701

                            CERTIFICATE OF AMENDMENT
              BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

                           BLUE CHIP BROADCAST COMPANY

      Luther Ross Love. Jr., who is President and Calvin D. Buford, who is Secretary of the above named Ohio corporation, organized for profit do hereby certify that: [Please check the appropriate box and complete the appropriate statement]

[ ] a meeting of the shareholders was duly called and held on ____, 19__, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise _% of the voting power of the corporation.

[X] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose.

the following resolution to amend the articles was adopted:

     RESOLVED, that Article FOURTH of the Corporation's Articles of Incorporation be deleted and that the following be substituted therefor:

          FOURTH: The number of shares which the corporation is authorized to have outstanding is four thousand (4,000), all of which shall be common shares, without par value.

     IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereto subscribed their names this 18th day of February 1997.

                                           BY: /s/ L. Ross Love
                                              -------------------------------
                                           Title:  President

                                           By:     /s/ Calvin D. Buford
                                              -------------------------------
                                           Title:  Secretary

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES. TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.